EXHIBIT 23.4

Consent of AFSI, LLC

We hereby consent to the use of our opinion letter to the Board of Directors of FINA Bancorp, Inc. included as Appendix B to the Proxy Statement/ Prospectus which forms part of this Registration Statement on Form S-4 relating to the proposed Merger of FINA Bancorp, Inc. with Hickory Acquisition, Inc., a wholly owned subsidiary of 1st Source Corporation and the references to such opinion therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term experts as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

AFSI, LLC

By:	/s/ Craig D. Bernard
Printed:	Craig D. Bernard
Title:	President